Exhibit 99.1

The Arena Group Announces Launch of Public Offering of Common Stock, Uplist to NYSE American

NEW YORK, January 31, 2022 (GLOBE NEWSWIRE) – theMaven, Inc. (OTCQX: MVEN), currently operating under the brand name The Arena Group (the “Company”), today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. All of the shares in the offering are being offered by the Company. In addition, the Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of its common stock on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. B. Riley Securities, Inc. is acting as the sole book-running manager and Lake Street Capital Markets, LLC is acting as lead manager and qualified independent underwriter for the offering.

In connection with the proposed offering, the Company anticipates uplisting its common stock to the NYSE American under the symbol “AREN” and anticipates effecting a name change and a 1-for-22 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.01 per share. The new corporate name for the Company will be The Arena Group Holdings, Inc. and the Company will do business as The Arena Group. The first date of trading on the NYSE American is expected to be February 4, 2022. The Company’s new CUSIP upon completion of the name change, the Reverse Stock Split, and uplist to the NYSE American will be 040044 109.

A registration statement on Form S-1 (File No. 333-262111), as amended by Pre-Effective Amendment No. 1, relating to the offering has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the preliminary prospectus relating to the offering have been filed with the SEC and may be obtained from B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th St. North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Arena Group

theMaven, Inc., operating under the brand name The Arena Group, creates robust digital destinations that delight consumers with powerful journalism, news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management and marketing savvy, the transformative company enables brands like Sports Illustrated and TheStreet to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions, expansion plans and the adequacy of its funding, the consummation of the proposed offering, the plan to uplist to the NYSE American, and the consummation of the planned acquisition of Athlon Holdings, Inc. Other statements contained in this press release that are not historical facts are forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The Company cautions you that any forward-looking statements presented in this press release are based on the beliefs of, assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, it is not guaranteeing of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed from time to time in the Company’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed quarterly reports on Form 10-Q.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Arena Group Contact:

Matthew Traub

Andrew Rhodes

DKC

arena@dkcnews.com

Rachael Fink

Communications Manager, The Arena Group

comms@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

mven@fnkir.com